Exhibit 10.29

JOINT DEFENSE AGREEMENT

THIS JOINT DEFENSE AGREEMENT (“Joint Defense Agreement”) is entered into as of this 19th day of January 2005, by and among The Rugby Group Ltd., f/k/a The Rugby Group PLC, an English company (“Rugby”), Rugby IPD Corp., a Delaware corporation (“Rugby IPD”), and Huttig Building Products, Inc., a Delaware corporation (“Huttig”) (Rugby, Rugby IPD and Huttig being referred to herein separately as a “Party” and collectively as the “Parties”).

WITNESSETH:

WHEREAS, Rugby Building Products (as defined herein) transferred to Rugby IPD, on December 10, 1999, certain assets pursuant and subject to the terms of the Exchange Agreement (as defined herein); and

WHEREAS, Rugby contributed to Huttig, on the Closing Date (as defined herein), all of the outstanding common shares of Rugby’s then wholly-owned subsidiary, Rugby USA (as defined herein), pursuant and subject to the terms of the Share Exchange Agreement (as defined herein); and

WHEREAS, Huttig has contended that Rugby and Rugby IPD are required to defend, indemnify and hold harmless Huttig from and against the Stanline Asbestos Claims (as defined herein) pursuant to the Share Exchange Agreement and the Exchange Agreement, respectively; and

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

WHEREAS, Rugby and Rugby IPD have denied that they have any liability to defend, indemnify and hold harmless Huttig from and against the Stanline Asbestos Claims; and

WHEREAS, Huttig has filed the Pending Litigation (as defined herein) to determine whether Rugby and Rugby IPD have an obligation to defend, indemnify and hold harmless Huttig from and against the Stanline Asbestos Claims; and

WHEREAS, the Parties desire to settle and resolve their disputes regarding the Stanline Asbestos Claims by executing the Settlement Agreement (as defined herein) and this Joint Defense Agreement; and

WHEREAS, the Parties share a mutuality of interest in connection with the defense of the Future Stanline Asbestos Claims (as defined herein) and agree that it is in their best interest to cooperate in efforts to defend the Future Stanline Asbestos Claims; and

WHEREAS, the Parties recognize that the common interests of the Parties are best served by exchanging information; and

WHEREAS, even upon such exchange, such information is privileged from disclosure to adverse or other third parties as a result of the attorney-client privilege, the attorney work product doctrine, the work product doctrine, the joint defense privilege, the common interest doctrine and/or other privileges or immunities with respect to disclosure to third parties; and

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

WHEREAS, the Parties desire to further their common interests by establishing procedures for cooperation and the exchange and sharing of information between and among themselves; and

WHEREAS, it is the purpose of this Joint Defense Agreement to, inter alia, (i) protect the confidential and privileged nature of all exchanged information and (ii) ensure that the exchange and disclosure of information contemplated herein does not diminish in any way the confidentiality of the information and does not constitute a waiver of any privilege or protection;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

1. Definitions

The following terms shall have the following meanings for purposes of this Joint Defense Agreement:

(a) “Claim” shall mean all claims, rights, duties, obligations, demands, actions, causes of action, suits, debts, liabilities and losses of any kind whatsoever and expressly includes all Defense Costs incident thereto.

(b) “Closing Date” shall mean December 16, 1999, which was the date of the closing of the transactions contemplated by the Share Exchange Agreement.

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

(c) “Court” shall mean the Supreme Court of the State of New York, County of New York.

(d) “Crane” shall mean Crane Co., a corporation organized and existing under the laws of Delaware with its principal place of business in Connecticut.

(e) “Defense Costs” shall include all amoun ts reasonably incurred and paid in the defense, compromise or satisfaction of a Claim, including those resulting from (i) the fees and the customary costs of attorneys, investigators, consultants, experts and court reporters, but excluding internal costs such as employees’ salaries and/or (ii) a judgment or a settlement.

(f) “Defense Counsel” shall mean counsel selected by Huttig to defend any Claim subject to this Joint Defense Agreement.

(g) “Exchange Agreement” shall mean the Exchange Agreement between Rugby Building Products and Rugby IPD dated as of December 10, 1999.

(h) “Future Stanline Asbestos Claims” shall mean all Stanline Asbestos Claims, if any, that may be asserted after the Settlement Date.

(i) “Huttig” shall have the meaning set forth in the first paragraph of this Joint Defense Agreement.

(j) “Joint Defense Account” shall mean the account established and maintained pursuant to, and in accordance with, Section 2 of this Joint Defense Agreement.

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

(k) “Joint Defense Agreement” shall have the meaning set forth in the first paragraph of this Joint Defense Agreement.

(l) “Joint Defense Materials” shall mean the confidential information relating to the defense of the Future Stanline Asbestos Claims described in Section 7 of this Joint Defense Agreement.

(m) “Joint Defense Fund” shall mean the money contributed by Rugby and Huttig to the Joint Defense Account, pursuant to, and in accordance with Section 2 of this Joint Defense Agreement.

(n) “*Cap” shall mean the cap amounting to a cumulative total contribution to the Joint Defense Fund of * applicable to each of Rugby and Huttig equally, excluding interest earned on any contributions.

(o) “Parties” shall have the meaning set forth in the first paragraph of this Joint Defense Agreement.

(p) “Pending Litigation” shall mean the litigation pending in the Court styled Huttig Building Products, Inc. v. The Rugby Group Ltd., f/k/a The Rugby Group P.L.C. and Rugby IPD Corp., Index No.: 601515/02.

(q) “Renewed Litigation” shall mean the renewed litigation that may be commenced by any of the Parties pursuant to Section 6 of the Settlement Agreement.

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

(r) “Rugby” shall have the meaning set forth in the first paragraph of this Joint Defense Agreement.

(s) “Rugby Building Products” shall mean Rugby Building Products, Inc., which, as of the Closing Date, was a subsidiary of Rugby USA and was a corporation organized under the laws of Delaware with its principal place of business in Georgia.

(t) “Rugby IPD” shall have the meaning set forth in the first paragraph of this Joint Defense Agreement.

(u) “Rugby USA” shall mean Rugby USA, Inc., a corporation that, as of the Closing Date, was organized under the laws of the state of Georgia with its principal place of business in Georgia.

(v) “Settlement Agreement” shall mean the Settlement Agreement among the Parties executed simultaneously with this Joint Defense Agreement.

(w) “Settlement Date” shall mean the date first written above.

(x) “Share Exchange Agreement” shall mean the Share Exchange Agreement among Rugby, Crane and Huttig dated October 19, 1999.

(y) “Stanline” shall mean Stanline, Inc., which, from approximately 1961 until approximately 1994, was a California corporation.

(z) “Stanline Asbestos Claims” shall mean all Claims by any person for personal injury or damages to property (i) alleged by any such person to be

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

attributable to Stanline’s manufacture, distribution or sale of a product allegedly containing asbestos and (ii) asserted, directly or indirectly, against any of the Parties or any of their present or past subsidiary, predecessor or successor companies (including, without limitation, Stanline, Rugby Building Products and Rugby USA).

2. Joint Defense Fund

(a) On or before the Settlement Date, Huttig shall open the Joint Defense Account, which shall be a segregated, interest-bearing account at a U.S. bank selected by Huttig and shall be established and maintained for the joint interest of Rugby and Huttig for the sole purpose of depositing, holding and disbursing the Joint Defense Fund subject to, and in accordance with, the terms of this Joint Defense Agreement. Huttig shall have sole signatory authority over the Joint Defense Account, which authority it shall exercise subject to, and in accordance with, this Joint Defense Agreement, and both Huttig and Rugby shall receive the monthly statements for the Joint Defense Account.

(b) In no event shall Rugby or Huttig be required to make any contribution to the Joint Defense Fund that would exceed the *Cap, except as otherwise provided in Section 5 below or unless this Settlement Agreement is modified in accordance with Section 28 hereof.

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

(c) On the Settlement Date, Rugby and Huttig shall each make an initial contribution of the sum of * to the Joint Defense Account to establish the initial balance of the Joint Defense Fund.

(d) If, at any time, the balance of the Joint Defense Fund drops below the sum of * or is insufficient to pay any Defense Costs that are due, Rugby and Huttig shall thereafter each make additional equal contributions to the Joint Defense Account to increase the balance of the Joint Defense Fund, as required, up to the sum of * or to any sum in excess of * that is required to pay any Defense Costs that are due, subject to the * Cap. If additional contributions are required to be made to the Joint Defense Account to increase the balance of the Joint Defense Fund, both Rugby and Huttig agree to make such contributions within ten (10) business days of receipt of written notice from Huttig to Rugby that the balance of the Joint Defense Fund has dropped below the sum of * or is insufficient to pay Defense Costs that are due, subject to the * Cap.

3. Claims Subject to Joint Defense Agreement

This Joint Defense Agreement shall apply to all Future Stanline Asbestos Claims only and no other Claims, unless this Joint Defense Agreement is modified in accordance with Section 28 hereof, subject to the following, and in all events subject to Section 2(b) above:

* (3 pages omitted)

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

4. Payment of Defense Costs

The Joint Defense Fund shall pay all Defense Costs incurred for any Future Stanline Asbestos Claim in the following manner:

(a) The Joint Defense Fund shall be charged only with Defense Costs incurred in defending Future Stanline Asbestos Claims and not in connection with any other matter including, without limitation, defending or advising Huttig with respect to any issues that may arise between Huttig and Rugby under the Settlement Agreement and/or this Joint Defense Agreement.

(b) Huttig shall submit invoices for any Defense Costs incurred for any Future Stanline Asbestos Claim subject to this Joint Defense Agreement to Rugby. Such invoices shall include sufficient detail for Rugby to determine whether the Defense Costs are properly payable, and Huttig shall provide Rugby with any additional information that Rugby may reasonably request in order to make such determination.

(c) If no objection to an invoice is received by Huttig from Rugby within ten (10) business days after Huttig’s submission of the invoice, then Huttig shall pay the invoice thereafter from the Joint Defense Fund.

(d) If an objection to an invoice or a portion of an invoice is received by Huttig from Rugby within ten (10) business days after Huttig’s submission of the invoice to Rugby, then Huttig shall not pay the amount of the objected to portion

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

of the invoice from the Joint Defense Fund until it receives written instructions from Rugby, or an arbitration award issued pursuant to Section 24 hereof determines that some or all of the objected portion of the invoice should be paid. If such objection is not resolved by the Parties within thirty (30) days of the date of the objection, then Rugby shall commence arbitration pursuant to Section 24 within forty (40) days of the date of the objection unless the Parties agree in writing to extend the time for Rugby to commence the arbitration. If Rugby fails to commence the arbitration within forty (40) days of the date of the objection and the Parties do not agree in writing to extend the time for Rugby to commence the arbitration, then Rugby will be deemed to have waived its objection to the invoice and Huttig shall pay the invoice thereafter from the Joint Defense Fund.

5. Control of Defense

The Parties agree that Huttig shall have responsibility for the defense of any Future Stanline Asbestos Claims subject to this Joint Defense Agreement, including the right to choose Defense Counsel and to direct the day-to-day defense of any such Claims, subject to and in accordance with the following:

(a) Any Defense Counsel engaged to defend Future Stanline Asbestos Claims under this Joint Defense Agreement will have an attorney-client relationship with Huttig but not with Rugby or Rugby IPD.

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

(b) Rugby and/or Rugby IPD may engage counsel to act on their behalf and at their expense in connection with any Future Stanline Asbestos Claim.

(c) Huttig shall provide Rugby with written notice of any Claim asserted against Huttig in the future that Huttig believes is or may be a Future Stanline Asbestos Claim subject to this Joint Defense Agreement. Defense Counsel shall provide Huttig and Rugby, or their respective counsel, with information or documents regarding any such Future Stanline Asbestos Claim as may be reasonably requested.

(d) Huttig may settle any Future Stanline Asbestos Claim in any amount Huttig reasonably believes to be appropriate. However, Rugby shall not be responsible for the payment of its share of the amount of any settlement or judgment, which, when aggregated with Rugby’s share of other Defense Costs, would exceed the * Cap, unless Rugby expressly consents thereto. In the event that Huttig requests that Rugby pay any such amount that would exceed the * Cap, Rugby may, at its option: (i) consent to such settlement or judgment, in which event the entire amount of the settlement or judgment shall be charged to and paid by the Joint Defense Fund with each of Rugby and Huttig contributing their respective shares notwithstanding that such contributions would exceed the * Cap, and, having made such contributions, each of Rugby and Huttig shall have the right to terminate this Joint Defense Agreement pursuant to Section 13(a) hereof or (ii)

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

reject such settlement or judgment, in which event Huttig may nonetheless accept such settlement or judgment and the entire amount of the settlement or judgment shall be charged to and paid by the Joint Defense Fund with each of Rugby and Huttig contributing their respective shares up to the * Cap, Huttig paying the remainder of the settlement or judgment, and both Rugby and Huttig having the right to terminate this Joint Defense Agreement pursuant to Section 13 hereof.

6. Cooperation

The Parties shall cooperate in efforts to defend the Future Stanline Asbestos Claims, which cooperation includes, but is not limited to, providing information, documents and/or testimony if Defense Counsel deems it necessary.

7. Joint Defense Materials

The Parties and Defense Counsel may from time to time share certain confidential information relating to the defense of the Future Stanline Asbestos Claims (the “Joint Defense Materials”). Joint Defense Materials may include, but are not limited to, factual material, mental impressions, conclusions, opinions, legal theories, documents, memoranda, notes, data and reports prepared by consultants, experts or investigators acting on behalf of counsel, strategies, client confidences, witness interview summaries and investigative reports which would otherwise be protected from disclosure to third parties by virtue of the joint defense, common interest, attorney-client and/or work-product privileges. The

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

Parties further agree that: (a) Joint Defense Materials exchanged or disclosed may contain confidential and privileged communications; (b) Joint Defense Materials exchanged or disclosed may contain attorney work-product; and (c) Joint Defense Materials will be used by the Parties solely for the purpose of jointly defending the Future Stanline Asbestos Claims.

8. Confidentiality of Joint Defense Materials

The exchanges and disclosures of Joint Defense Materials contemplated herein do not diminish in any way the confidentiality of the Joint Defense Materials and do not constitute a waiver of any privilege that the Joint Defense Materials would have if maintained in each of the Parties’ respective possessions. To this end, it is understood and agreed to by the Parties that any Joint Defense Materials exchanged between them will remain confidential and shall be protected from disclosure to any third party except as expressly provided herein. The privileges and protections of this Joint Defense Agreement may not be waived by any Party without the prior written consent of the other Parties.

9. No Waiver of Privileges

The exchange or disclosure of any information under this Joint Defense Agreement of Joint Defense Materials that are otherwise protected against discovery or disclosure as a result of the joint defense, attorney-client, attorney work-product, common interest, and/or other applicable rights or privileges is not

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

intended to and will not waive any applicable rights or privileges or protection from disclosure. Further, the Parties agree that if any Renewed Litigation occurs, they will not assert that this Joint Defense Agreement or the exchange or disclosure of any information under this Joint Defense Agreement waived any applicable rights or privileges or protection from disclosure or the attorney-client privilege between or among the Parties and Defense Counsel.

10. Applicability to All Joint Communications

This Joint Defense Agreement shall apply to any and all joint conferences or communications, whether written or oral, conducted by, between or among the Parties, or by, between or among the Parties and Defense Counsel, in connection with the defense of Future Stanline Asbestos Claims, and to all communications, whether written or oral, made by, between or among the Parties, or by, between or among the Parties and Defense Counsel, arising from, or in connection with, the joint defense of Future Stanline Asbestos Claims.

11. No Disclosure of Joint Defense Materials

Except as provided herein, the Parties shall not furnish or disclose any Joint Defense Materials that are privileged or otherwise protected from discovery in any Future Stanline Asbestos Claim to any third party without the prior written consent of the other Parties or pursuant to court order. Joint Defense Materials may be disclosed to agents and employees of the Parties, and their counsel, including

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

investigators or consultants engaged for defense purposes, provided those persons shall be advised in advance of this Joint Defense Agreement and shall agree to abide by its terms. The requirements of this paragraph shall survive termination of this Joint Defense Agreement.

12. Third-Party Demands for Disclosure of Joint Defense Materials

If a third party requests or demands, by subpoena or otherwise, in any proceeding that a Party disclose or produce any Joint Defense Materials that are privileged or otherwise protected from discovery, the Party receiving the request shall immediately notify the other Parties and give the other Parties an opportunity to respond to such notice before taking any action or making any decision in connection with such request or subpoena. The Party which receives the request or subpoena shall undertake all necessary action to protect the disclosure of Joint Defense Materials and all applicable rights and privileges with regard to this Joint Defense Agreement. The Party receiving the request shall also object to the request and shall assert all applicable rights and privileges with regard to this Joint Defense Agreement. The Party receiving the request shall not produce documents or information in response to the request unless or until directed to do so by an order of court or authorized in writing by the other Parties. The requirements of this paragraph shall survive termination of this Joint Defense Agreement.

*Material has been omitted pursuant to a request for confident treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

13. Termination for Cause

(a) Either Rugby or Huttig may terminate this Joint Defense Agreement if (i) the cumulative total that it has contributed to the Joint Defense Fund equals or exceeds the * Cap, or (ii) if Rugby rejects a settlement or judgment pursuant to Section 5(d) hereof.

(b) Any termination under this Section is effective sixty (60) days after receipt of written notice of the intent to terminate. During that sixty (60) day period, (i) the Joint Defense Agreement continues in effect, except that Rugby shall not be required to make any contribution to the Joint Defense Fund that would exceed the * Cap, and (ii) the Parties are required to negotiate in good faith regarding the extension or modification of the existing Joint Defense Agreement or the rescission of the written notice of the intent to terminate.

14. Effect of Termination for Cause

In the event that the Joint Defense Agreement is terminated for cause pursuant to Section 13 of this Joint Defense Agreement, the following shall occur on the effective date of the termination:

(a) The Settlement Agreement shall be deemed to be rescinded and the Parties shall have the right to institute Renewed Litigation subject to, and in accordance with, the provisions of Section 6 of the Settlement Agreement.

*Material has been omitted pursuant to a request for confident treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

(b) All of the Parties’ duties and obligations under this Joint Defense Agreement, including, without limitation, to contribute any further sums to the Joint Defense Fund, shall terminate, except for those expressly intended to survive termination.

(c) Huttig shall cause Rugby’s and Huttig’s respective shares of the balance of the Joint Defense Account, including interest, calculated as of the effective date of the termination, to be returned to Rugby and Huttig.

15. Term

This Joint Defense Agreement shall have a term of ten (10) years from and after the Settlement Date unless (i) a termination for cause becomes effective under Section 13 hereof or (ii) the Parties agree to shorten or extend the term in accordance with Section 28 hereof. Upon expiration of the term:

(a) All of the Parties’ rights and duties under this Joint Defense Agreement, including, without limitation, to contribute any further sums to the Joint Defense Fund, shall terminate, except for those expressly intended to survive termination.

(b) Huttig shall cause Rugby’s and Huttig’s respective shares of the balance of the Joint Defense Account, including interest, calculated as of the date of the expiration of the term, to be returned to Rugby and Huttig.

*Material has been omitted pursuant to a request for confident treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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16. No Conflict of Interest

The Parties acknowledge and agree that their interests in the Pending Litigation and any Renewed Litigation are adverse. The Parties also acknowledge and agree that Huttig is represented by Kirkpatrick & Lockhart LLP and Post Kirby Noonan & Sweat LLP, and that Rugby and Rugby IPD are represented by Baker & McKenzie in the Pending Litigation. The Parties and their counsel expressly and unconditionally waive any right to seek the disqualification of such counsel based upon a disclosure or exchange of any Joint Defense Materials or any other actions taken pursuant to this Joint Defense Agreement.

17. Representations and Warranties of Rugby

Rugby represents and warrants to Huttig as follows:

(a) Rugby has all necessary corporate power and authority to execute and deliver this Joint Defense Agreement, and this Joint Defense Agreement has been duly authorized and validly executed and delivered by Rugby and, assuming the due authorization, execution and delivery hereof by Huttig and Rugby IPD, constitutes a legal, valid and binding obligation of Rugby, enforceable in accordance with its terms.

(b) Rugby has received independent advice from its lawyers with respect to the advisability of executing this Joint Defense Agreement.

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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(c) Rugby has no knowledge of any Stanline Asbestos Claims that, as of the Settlement Date, are pending or have been asserted and not resolved.

18.	Representations and Warranties of Rugby IPD

Rugby IPD represents and warrants to Huttig as follows:

(a) Rugby IPD has all necessary corporate power and authority to execute and deliver this Joint Defense Agreement, and this Joint Defense Agreement has been duly authorized and validly executed and delivered by Rugby IPD and, assuming the due authorization, execution and delivery hereof by Rugby and Huttig, constitutes a legal valid and binding obligation of Rugby IPD, enforceable in accordance with its terms.

(b) Rugby IPD has received independent advice from its lawyers with respect to the advisability of executing this Joint Defense Agreement.

(c) Rugby IPD has no knowledge of any Stanline Asbestos Claims that, as of the Settlement Date, are pending or have been asserted and not resolved.

19.	Representations and Warranties of Huttig

Huttig represents and warrants to each of Rugby and Rugby IPD as follows:

(a) Huttig has all necessary corporate power and authority to execute, deliver and perform this Joint Defense Agreement, and this Joint Defense Agreement has been duly authorized and validly executed and delivered by Huttig and, assuming the due authorization, execution and delivery hereof by Rugby and

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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Rugby IPD, constitutes a legal, valid and binding obligation of Huttig, enforceable in accordance with its terms.

(b) Huttig has received independent advice from its lawyers with respect to the advisability of executing this Settlement Agreement.

(c) Huttig has no knowledge of any Stanline Asbestos Claims that, as of the Settlement Date, are pending or have been asserted and not resolved.

20.	Indemnity

(a) Rugby agrees to defend, indemnify and hold harmless Huttig, and all of Huttig’s stockholders, officers, directors, employees, agents, subsidiaries and affiliates from and against all Claims arising out of, or connected with, any breach of (i) any representation and warranty given by Rugby under Section 17 hereof or (ii) any covenant to be performed by Rugby under this Joint Defense Agreement.

(b) Rugby IPD agrees to defend, indemnify and hold harmless Huttig, and all of Huttig’s stockholders, officers, directors, employees, agents, subsidiaries and affiliates from and against all Claims arising out of, or connected with, any breach of (i) any representation and warranty given by Rugby IPD under Section 18 hereof or (ii) any covenant to be performed by Rugby IPD under this Joint Defense Agreement.

(c) Huttig agrees to defend, indemnify and hold harmless each of Rugby and Rugby IPD and all of Rugby’s and Rugby IPD’s stockholders, officers,

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

directors, employees, agents, subsidiaries and affiliates from and against all Claims arising out of, or connected with, any breach of (i) any representation and warranty given by Huttig under Section 19 hereof or (ii) any covenant to be performed by Huttig under this Joint Defense Agreement.

21.	Confidentiality

The Parties agree that neither they, nor anyone acting on their behalf, including their respective counsel, shall disclose to anyone the terms of, or amounts paid, pursuant to this Joint Defense Agreement, neither specifically nor in general, qualitative or descriptive terms or in terms that state or suggest that the Joint Defense Agreement is favorable to any of the Parties, and agree that the only comment with respect to this Joint Defense Agreement shall be that the Joint Defense Agreement was entered into pursuant to the Settlement Agreement, except that this shall not preclude any of the Parties from disclosing information about the Joint Defense Agreement as needed (i) to its affiliated entities or its accountants, (ii) in connection with reports or filings with governmental agencies, or financial or tax reporting or the enforcement of this Joint Defense Agreement or (iii) as validly required in court proceedings, provided that notice to the other Parties shall be given before making a disclosure required in court proceedings.

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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22. No Third Party Beneficiaries

The Parties expressly disavow any intention to create rights in any third parties and this Joint Defense Agreement shall not be construed to create any such rights.

23. Governing Law

This Joint Defense Agreement and the rights and obligations of the Parties hereunder shall be governed and controlled by the laws of the State of New York without giving effect to that State’s conflict of law principles.

24. Dispute Resolution

(a) Except as provided in Subsection (b) below, any dispute arising out of or relating to this Joint Defense Agreement, including, but not limited to, whether a Claim is a Future Stanline Asbestos Claim shall be resolved by binding and final arbitration before a single arbitrator under the International Arbitration Rules of the American Arbitration Association. The arbitrator shall be Robert F. Cusumano, Esquire or, if he is unable or unwilling to serve, an arbitrator appointed in accordance with the International Arbitration Rules of the American Arbitration Association. The place of the arbitration shall be New York, New York. The costs of the arbitration shall be paid equally by both parties, except the arbitrator shall have the authority to apportion costs in favor of the prevailing party in his or her discretion.

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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(b) Any dispute pertaining only to the payment of Defense Costs pursuant to Section 4(d) above and to no other matter shall be resolved by binding and final arbitration before a single arbitrator under the International Arbitration Rules of the American Arbitration Association. The arbitrator shall be an arbitrator appointed in accordance with the International Arbitration Rules of the American Arbitration Association. The place of the arbitration shall be Los Angeles, California. The costs of the arbitration shall be paid equally by both parties, except the arbitrator shall have the authority to apportion costs in favor of the prevailing party in his or her discretion.

25. Successors and Assigns

This Joint Defense Agreement shall inure to the benefit of, and be binding on, the successors and assigns of each of the Parties; provided, however, that none of the Parties shall assign or delegate this Joint Defense Agreement or any of its rights or obligations hereunder without the prior written consent of the other Parties. Except as expressly set forth in this Joint Defense Agreement, nothing in this Joint Defense Agreement shall confer upon any person not a Party hereto, or the legal representatives of such person, any rights or remedies (including, without limitation, rights or remedies as a third party beneficiary) of any nature or kind whatsoever under or by reason of this Joint Defense Agreement.

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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26. Entire Agreement

This Joint Defense Agreement and the Settlement Agreement constitute the entire agreement between and among the Parties, and anyone acting for, associated with or employed by any of the Parties, concerning the Future Stanline Asbestos Claims and supersedes any prior discussions, agreements or understandings, and there are no promises, representations or agreements between and among the Parties or anyone acting for, associated with or employed by any of the Parties other than as set forth in this Joint Defense Agreement.

27. Counterparts and Facsimile Signatures

This Joint Defense Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be considered one and the same agreement, and any of the Parties’ original signature may be obtained through facsimile signature.

28. Modification or Waiver

The provisions of this Joint Defense Agreement, including this Section 28, may be modified or waived only in writing signed by each of the Parties affected by the modification or waiver. No waiver with respect to any portion of this Joint Defense Agreement shall apply to any other portion of this Joint Defense Agreement, and a waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion. No course of dealing by any of the

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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Parties, and no failure, omission, delay or forbearance by any of the Parties in exercising any rights or remedies, shall be deemed a waiver of any such rights or remedies or a modification of this Joint Defense Agreement.

29. Construction or Interpretation

This Joint Defense Agreement is and shall be deemed jointly drafted and written by all of the Parties to it, and it shall not be construed or interpreted against any of the Parties originating or preparing it.

30. Expenses

Each Party shall bear its expenses, including attorneys’ fees, incurred on its behalf in connection with the negotiation, preparation, execution and performance of this Joint Defense Agreement.

31. Notices

Any and all notices or other communications required or permitted under this Joint Defense Agreement shall be given in writing and delivered in person or sent by certified or registered mail, postage prepaid, return receipt requested, or by overnight express mail, or by facsimile or other electronic transmission to the address of such Party set forth below. Any such notice shall be effective upon receipt (provided such receipt is before 5:00 p.m. at the recipient’s location), or three days after placed in the mail, whichever is earlier.

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

If to Rugby:

The Rugby Group Ltd.

Crown House

Rugby CV 212 DT

England

Attention:

Facsimile No.: 011-44-1788-546726

with a copy to:

Baker & McKenzie

130 East Randolph Street

Suite 3500

Chicago, Illinois 60601

Attention: Richard M. Franklin, Esq.

Facsimile No.: 312/861-2899

If to Rugby IPD:

Rugby IPD Corp.

1440 S. Priest Ave.

Suite #103

Tempe, AZ 85287

Attention: Andrew Shier

Facsimile No.: 480/968-2448

with a copy to:

Stephanie R. Derby, Esq.

Andrew B. Turk, Esq.

Jennings, Strouss & Salmon, P.L.C.

The Collier Center, 11th Floor

201 East Washington Street

Phoenix, Arizona 85004-2385

Facsimile No.: 602/495-2660

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

If to Huttig:

Huttig Building Products, Inc.

555 Maryville University Drive, Suite 400

St. Louis, MO 63141

Attention: Nick H. Varsam, Esq.

Facsimile No.: 314/216-8793

with a copy to:

Kirkpatrick and Lockhart LLP

Henry W. Oliver Building

535 Smithfield Street

Pittsburgh, PA 15222

Attention: Michael G. Zanic, Esq.

Facsimile No.: 412/355-6501

and:

Post Kirby Noonan & Sweat LLP

America Plaza

600 West Broadway, 11th Floor

San Diego, California 92101

Attention: James R. Lance, Esq.

Facsimile No.: 619/231-9593

Any Party may, by notice so delivered, change its address for notice purposes hereunder.

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

IN WITNESS WHEREOF, each of the Parties, by its duly authorized officer, has executed this Joint Defense Agreement as of the date first written above.

Rugby Group

/s/	Michael L. Collins
By:	Michael L. Collins
Its:	Director

Rugby IPD Corp.

/s/	Andrew Sheir
By:	Andrew Sheir
Its:	President

Huttig Building Products, Inc.

/s/	Nick H. Varsam
By:	Nick H. Varsam
Its:	Vice President – General Counsel

* Material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.